Exhibit 99.1

LuxUrban Hotels Appoints Kimberly K. Schaefer, Former CEO of Great Wolf Resorts, to Board of Directors

MIAMI, FL, - March 25, 2024 - LuxUrban Hotels Inc. (“LuxUrban” or the “Company”) (Nasdaq: LUXH), a hospitality company which utilizes an asset-light business model to lease entire hotels on a long-term basis in partnership with Wyndham Hotels & Resorts, today announced the appointment of Kimberly (Kim) K. Schaefer, a 30-year real estate and hospitality industry veteran and the former CEO of Great Wolf Resorts, to the Company’s Board of Directors effective March 25, 2024.

From 2020-2024, Ms. Schaefer was the Chief Executive Officer of Two Bit Circus, Inc., an experiential entertainment company, previously serving as President from 2017 to 2019 and as a consultant in 2016. Ms. Schaefer served as Chief Executive Officer and a director of Great Wolf Resorts, Inc., a family entertainment resorts company, beginning in 2009 until its acquisition by Centerbridge Partners LP in 2015. Ms. Schaefer was instrumental in the expansion of Great Wolf Resorts, growing the company from one cabin to 13 mega indoor waterpark resorts. Prior to being appointed Chief Executive Officer, Ms. Schaefer served as Chief Operating Officer/Chief Brand Officer from 2005 to 2009. Ms. Schaefer has served as Chief Executive Officer and a director of Alpine Acquisition Corporation and as an Advisor to merchant bank Alpine Consolidated since 2018.

Ms. Schaefer currently serves on the board of Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV), a resort, entertainment, and media company, and United Parks & Resorts Inc. (NYSE:PRKS), a global theme park and entertainment company.  She served on the board of directors of Education Realty Trust, one of the nation's largest developers, owners, and managers of high-quality collegiate housing communities, from 2016 until its acquisition by Greystar Real Estate Partners in 2018.

Ms. Schaefer received a B.A. in Accounting from Edgewood College and is a Certified Public Accountant (inactive).

“Kim’s appointment to the board reflects our ongoing commitment to increasing industry representation across the enterprise as we continue to evolve and mature as a company,” said Brian Ferdinand, Chairman of the Board. “Kim has spent her career building brands into premier destinations and growing businesses in a creative, structured, and forward-thinking manner. Her nearly 30 years of experience in real estate, hospitality management and finance will be of great benefit to LuxUrban and we welcome her with great enthusiasm.”

Ms. Schaefer commented, “I am honored to join LuxUrban’s board and look forward to applying my history across the hospitality landscape – from start-ups to established brands – as we advance the Company’s innovative business model and elevate the guest experience.”

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. utilizes an asset light business model to secure the long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is aggressively building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA. Through its partnership with Wyndham Hotels & Resorts, the largest hotel company in the world by rooms, LuxUrban gains several competitive advantages including joint branding for marketing, sales, and distribution, capital allocation from Wyndham for each hotel it acquires, and ongoing customer support and training across its portfolio.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to the success of the Company’s collaboration with Wyndham Hotels & Resorts, scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact
Shanoop Kothari	Devin Sullivan
Co-Chief Executive Officer & Chief Financial Officer	Managing Director
LuxUrban Hotels Inc.	The Equity Group Inc.
shanoop@luxurbanhotels.com	dsullivan@equityny.com

Conor Rodriguez, Analyst
crodriguez@equityny.com